Exhibit 10.4

SUPPLY AGREEMENT

THIS SUPPLY AGREEMENT is made between ANBIO BIOTECHNOLOGY LIMITED (“Client”), and _____________ having a place of business at _____________ (“Supplier”), individually a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, Supplier is in the business of selling and supplying products;

WHEREAS, Client is in the business of research and development, distribution of medical detection devices; and,

WHEREAS, Supplier and Client want to enter into a supply agreement under which Supplier will supply and Client will buy and is authorized to distribute products in any countries solely decided by Client, subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1 DEFINITIONS

1.1 The terms defined in this Article 1, wherever used in this Agreement in the singular or the plural, shall have the meanings ascribed to them below.

1.2 “Affiliate” means, with respect to a Party, any corporation or other entity that is directly or indirectly controlling, controlled by or under common control with Supplier or Client, as the case may be. As used in this definition, the term “control” will mean the direct or indirect ownership of more than fifty percent (50%) of the stock or other securities having the right to vote for directors thereof or the ability to otherwise control the management of the corporation or other business entity.

1.3 “Applicable Laws” means all relevant federal, state, local and foreign laws, statutes, rules, regulations and ordinances, as well as industry standards and guidelines applicable to the manufacture and supply of the products referenced herein.

1.4 “Intellectual Property Rights” means all rights in patents, copyrights, trade secrets, know-how, trademarks, service marks trade dress, and other intellectual property rights, current, pending or future, under the laws of any jurisdiction, together with all applications therefor and registrations thereto.

1.5 “Price” means the price(s) for the Product(s) set forth in Attachment, as updated pursuant to Section 3.1.

1.6 “Product” means the product or products described in attachment

1.7 “Specifications” means the specifications and/or other similar requirements for each Product

1.8 “Third Party” means any person or entity other than Supplier, Supplier ’s Affiliates, Client or Client’s Affiliates.

1.9 Additional Defined Terms. Each of the following terms will have the meaning described in the section of this Agreement referenced below:

ARTICLE 2 PRODUCT SUPPLY

2.1 Supply. Subject to the terms and conditions of this Agreement, Supplier shall supply the Products to Client, and Client shall use Supplier as the supplier for Client’s requirements for the products listed in Attachment or products similar in composition or in purpose with those listed in Attachment.

2.2 Purchase Orders. Client shall submit written purchase orders for Products to Supplier. Each Purchase Order must specify the quantity of each Product to be delivered, the purchase price, shipping terms as well as the requested delivery date(s) using delivery schedules and lead times provided by Supplier. Supplier shall notify Client within three (3) business days whether or not Supplier can supply the Purchase Order corresponding to the quantities, prices, shipping terms and delivery dates set forth in the Purchase Order; Supplier shall not unreasonably reject any Purchase Order. If Supplier cannot supply Products by the requested delivery dates, then Supplier shall notify Client within three (3) business days of receiving the Purchase Order of the projected schedule and Supplier and Client would each use good faith efforts to agree on a mutually acceptable delivery dates. Supplier shall use commercially reasonable efforts to fill Purchase Orders. Any Client-proposed changes in the quantity, schedule or place of delivery after the submission of a Purchase Order must be provided in writing and approved by Supplier.

2.3 Shipping. Supplier shall deliver the Products ordered by Client in accordance with the term request by Client. Moreover, Supplier will assist the Client or Client’s customers with logistic support, including but not limited to Client’s customer will call at Supplier’s warehouse, drop ship, etc. Supplier will not charge the Client any additional service fee for such assistance under any circumstances.

ARTICLE 3 PRICE AND PAYMENTS

3.1 Price. The Price for each Product sold will be provided to the Client when Purchase Order is placed. Supplier shall notify Clients in writing at least twelve (12) months in advance the price increases due to the currency exchange rate, material, parts and components price changes. Supplier shall not unilaterally increase the price without the advance written notice.

3.2 Invoice; Payment. Client shall pay Supplier % of the total amount of each Purchase Order in 5 business days upon Supplier’s notification(s) to receive the Purchase Order by sending Client the Invoice (“the payment date”). The invoice will be sent to the address specified in the Purchase Order, and each invoice will state the Price for the Product plus any taxes and other costs incident to the purchase to be paid by the Client. Upon payment in full of such invoices, Supplier shall commence shipment of Products hereunder. Payment by Client will not constitute acceptance of any shipment of Product or impair Client’s right of inspection and rejection under Article 4 below. In addition to any other remedy that Supplier may have at law or equity, Supplier may stop shipment of Products without violation of any other Section of this Agreement in the event that Client’s payment is past due for any outstanding invoice. Notwithstanding, Supplier shall not suspend delivery of Products while some part of unpaid amount is due to the disputes of quality issue while the rest of undisputable amount has already been paid.

Supplier may request the Client to remit advance payment for orders deemed necessary. If such advance payment is necessary, Supplier will notify the Client before the first production batch takes place. No interest will be charged by the Client if such advance payment is requested by Supplier.

Moreover, Supplier may grant payment terms to the Client if requested by the Client. Supplier is not obligated to grant payment terms but may consider the request. If the payment term is granted, the Client can request to defer payment by to days from the Payment Date. The Client may choose to pay the full invoiced amount at any time between the original payment date and the expiration of the payment term. No interest will be charged by Supplier if payment terms are granted.

3.3 Title and risk of loss and damage. Title passes to Client upon Products being delivered to the Clients or Client’s customers. The risk of damage and loss of Products shall pass to Client at the same time with title transfer.

3.4 Taxes. All sales taxes, value added taxes, duties, levies, surcharges or other similar charges and any penalties levied thereon that relate to any amounts paid for the Products hereunder shall be the responsibility of, and paid by, Supplier until the Products are delivered to Client. If Client is required to pay any of these amounts, Supplier shall reimburse Client therefor or provide Client at the time the order is submitted an exemption certificate or other document acceptable to the authority that is imposing the payment. Any other terms as to the tile, risk of loss and taxes are subject to the mutual written consent of the Parties.

ARTICLE 4 QUALITY; ACCEPTANCE AND REJECTION; CHANGE NOTICE

4.1 Quality Assurance. All Product supplied by Supplier must meet the current Supplier Specifications. Prior to each shipment of Product, Supplier shall perform quality control procedures reasonably necessary to ensure that the Product to be shipped conforms fully to the Specifications. A Certificate of Analysis identifying the Product lot number(s) and describing all results of tests performed certifying that the quantities of each Product supplied have been manufactured, controlled and released according to the applicable Specifications will be available upon Client request.

4.2 Inspection of Product by Client. Upon Client’s receipt of Products shipped hereunder, Client shall inspect the Products and notify Supplier immediately of any claims for visible shortages, defects or damages no later than thirty (30) days of the receipt of the Products. Should Client fail to timely notify Supplier of any such visible shortages, defects or damages after receipt of the Product, the Product will be deemed to conform to the Purchase Order. Client’s failure to notify Supplier does not affect Client’s ability to bring a warrant claim under Section 6.2. In case both parties have disputes about the quality issue, a third party inspection institute will be mutually chosen and the result will be final and binding upon both parties.

4.3 Replacement/Refund. All Product returns must be approved by

Supplier, and Supplier’s approval shall not be unreasonably withheld. A returned material authorization (RMA) number will be provided by Supplier to Client prior to the return of the Product. Supplier, with the consent of Client, shall either replace all properly rejected Product within the shortest commercially reasonable time possible at no additional cost to Client (including transportation costs), or (b) issue a refund or credit for the purchase price of such Product.

4.4 Change Notice. Supplier shall not make changes that affect the form, fit or function of the Product to a Product’s Specifications without providing Client with prior written notice of such change (including the new Specifications for such Product) at least days prior to delivery of such Products with the new Specifications. In the event that such a change makes the Product reasonably undesirable to Client, the Parties will make good faith efforts to find an acceptable solution. Should this effort fail, as Client’s sole remedy and Supplier ’s sole liability for a change in Specifications as described in Exhibit, Client reserves the right to (a) cancel any Purchase Order for such Product, (b) withdraw any purchase commitment, and/or (c) remove such Product from Attachment, in each case upon written notice to Supplier.

ARTICLE 5 RESTRICTIONS; DISCLAIMERS

5.1 Restricted Use. Client acknowledges that the Products may only be used for and in compliance with the applicable intended use statement, limited use statement or limited label license (if any) set forth on Product packaging or in Attachment.

5.2 Disclaimers.

Supplier will not be responsible for whether the Products authorized by local government, or in compliance with local regulatory requirements. Client is solely responsible to confirm that Client’s use complies with Applicable Laws and for obtaining all necessary approvals, licenses, and permissions needed for such use. Client represents and warrants to Supplier that it will properly test, use, and, to the extent authorized, market any Products made from the Products, in accordance with all Applicable Laws.

ARTICLE 6 REPRESENTATIONS AND WARRANTIES

6.1 Mutual Representations and Warranties. Each Party represents and warrants to the other Party that (a) the execution, delivery and performance of this Agreement by such Party are within its power and authority and has been duly authorized by all necessary corporate action; (b) this Agreement is legal and valid and the obligations binding upon such Party are enforceable by their terms; and (c) the execution, delivery and performance of this Agreement by such Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound.

6.2 Product Warranty.

6.2.1 Supplier warrants that the Products will meet the applicable Specifications until the expiration dates specified on the Product and they are suitable for Client’s intended purpose and use. Supplier ’s liability, and Client’s remedy with respect to Product proved to Supplier ’s reasonable satisfaction to be defective or nonconforming, will be the replacement of such Product free of charge upon the return of such Product in accordance with Supplier ’s instructions without prejudice to any other remedy or indemnifications prescribed under the applicable laws; Supplier may instead provide a credit or refund in accordance with Section 4.3.

6.2.2 If required by Client, the Certificate of Origin of the products issued by Supplier could be provided by Supplier which is the origin country.

6.2.3 THE LIMITED EXPRESS WARRANTY ABOVE EXTENDS ONLY TO CLIENT AND TO THE CLIENT’S CUSTOMERS, THE WARRANTY ABOVE IS EXCLUSIVE, AND SUPPLIER MAKES NO OTHER WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES Of MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, OR REGARDING RESULTS OBTAINED THROUGH THE USE OF ANY PRODUCT OR SERVICE.

ARTICLE 7 INDEMNIFICATION; LIMITATION of LIABILITY

7.1 Supplier ’s Indemnity. Supplier shall indemnify and defend Client, its directors, officers, employees, agents, successors and assigns from and against all liabilities, expenses, and costs (including reasonable attorneys’ fees and court costs) (collectively, “Damages”) arising out of any Third Party claim, complaint, suit, proceeding or cause of action against any of them (each, a “Claim”) resulting from one or more of the following: (a) Supplier ’s negligence or intentional misconduct; (b) Supplier ’s breach of its representations and warranties under Section 6.1; or (c) Supplier ’s material breach of any of its obligations under this Agreement and (d) Supplier’s infringement of the intellectual property rights of any third party including trademarks, patents, copyrights and trade dress, trade secrets etc. Notwithstanding the foregoing, Supplier shall have no obligations under this Article 7 for any Damages to the extent that they are related to Client’s own negligence or willful misconduct.

7.2 Client’s Indemnity. Client shall indemnify and defend Supplier, its directors, officers, employees, agents, successors and assigns from and against any Damages arising out of any Third Party Claims resulting from one or more of the following: (a) Client’s gross negligence or intentional misconduct; (b)Client’s breach of its representations and warranties under Section 6.1; (c) Client’s material breach of any of its obligations under this Agreement; (d) manufacture or sale of a Product to the extent made under Client’s instructions, specifications or other directions; or. Notwithstanding the foregoing, Client shall have no obligations under this Article 7 for Damages to the extent that they are related to Supplier ’s own negligence or willful misconduct.

7.3 Indemnification Procedure. Any Party seeking indemnification under this Article 7 (the “Indemnitee”) shall promptly notify the indemnifying Party (the “Indemnitor”) in writing of any possible Damages or Claim, and the Indemnitor shall assume and have exclusive control over the defense thereof with counsel selected by the Indemnitor that is reasonably satisfactory to the Indemnitee; provided, however, that the Indemnitee shall have the right to fully participate in any such action or proceeding and to retain its own (additional) counsel at its own expense(provided that the reasonable fees and expenses of such counsel for the Indemnitee shall be paid by the Indemnitor only if representation of such Indemnitee by the counsel retained by the Indemnitor would be inappropriate under applicable standards of professional conduct due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceedings). Neither the Indemnitor nor the Indemnitee shall enter into any settlement agreement with any Third Party without the prior written consent of the other Party, which consent will not be unreasonably withheld or delayed, unless such settlement: (i) includes an unconditional release of Indemnitee from all liability arising out of such claim;(ii) does not contain any admission or statement suggesting any wrongdoing or liability on behalf of Indemnitee; and (iii) does not contain any equitable order, judgment or term (other than the fact of payment or the amount of such payment) that in any manner affects, restrains or interferes with the business of Indemnitee. The failure to deliver notice to the Indemnitor within a reasonable time after the commencement of any action, to the extent prejudicial to its ability to defend such action, will relieve the Indemnitor of its obligations under this Article 7, but the failure to deliver notice to the Indemnitor will not relieve the Indemnitor of any obligation that it may have to any Indemnitee hereunder otherwise than as stated in this sentence. The Indemnitee shall, at the reasonable and verifiable out-of-pocket expenses of the Indemnitor, cooperate with the Indemnitor and its legal representatives in the investigation and defense of any Claim covered by this Agreement.

7.4 Product Replacement. If at any time, the manufacture or sale of any of the Products may become the subject of a patent infringement claim, Supplier may at is sole option: (a) procure for Client the rights to continue using the applicable Product; (b) replace the applicable Products with a reasonable substitute or modify such Products so that the applicable activity is no longer infringing; or (c) stop selling the Product to Client and accept for return any outstanding such Products for a credit. For clarity, none of the actions taken pursuant to this Section 7.4 will be deemed a breach of any other terms of this Agreement, nor will they be deemed an admission of infringement.

7.5 Limitation of Liability. TO THE FULLEST EXTENT ALLOWED BY LAW, IN NO EVENT SHALL EITHER PARTY BE LIABLE UNDER ANY LEGAL THEORY (INCLUDING BUT NOT LIMITED TO CONTRACT, NEGLIGENCE, STRICT LIABILITY IN TORT OR WARRANTY OF ANY KIND) FOR ANY INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES, OR FOR ANY LOST PROFITS, EVEN IF SUCH PARTY HAD NOTICE OF THE POSSIBILITY OF SUCH DAMAGES OR SUCH DAMAGES ARE FORESEEABLE. SECTIONS 7.1 AND 7.2 SETS FORTH THE ENTIRE LIABILITY AND OBLIGATION OF THE INDEMNIFYING PARTY AND THE SOLE AND EXCLUSIVE REMEDY FOR THE INDEMNIFIED PARTY FOR ANY DAMAGES INDEMNIFIED OR DEFENDED UNDER ARTICLE 7. SUPPLIER’S MAXIMUM LIABILITY, IF ANY, UNDER THIS AGREEMENT, INCLUDING WITHOUT LIMITATION CONTRACT DAMAGES AND DAMAGES FOR INJURIES TO PERSONS OR PROPERTY, WHETHER ARISING FROM INDEMNIFICATION OBLIGATIONS HEREUNDER, BREACH OF THESE TERMS AND CONDITIONS, BREACH OF WARRANTY, NEGLIGENCE, STRICT LIABILITY, OR OTHER TORT WITH RESPECT TO THE PRODUCT(S), OR ANY SERVICES IN CONNECTION WITH THE PRODUCT(S), IS LIMITED TO AN AMOUNT NOT TO EXCEED THE AGGREGATE PURCHASE PRICE OF THE PARTICULAR PRODUCT(S) THAT IS THE SUBJECT OF SUCH LIABILITY ACTUALLY PURCHASED HEREUNDER IN THE YEAR IN WHICH THE ACTION OCCURRED UNLESS THE LIABILITY IS CAUSED BY THE GROSS NEGNLICENCE OR WILLFUL ACT OF THE SUPPLIER.

ARTICLE 8 TERM AND TERMINATION

8.1 Term. The term of this Agreement shall commence on the Effective Date and shall continue until either party gives the other ninety (90) days advanced written notice.

8.2 Termination for Breach. Either Party may terminate this Agreement if the other Party commits a material breach of any of its warranties, covenants, conditions, obligations or agreements contained herein, provided that such breach continues for a period of thirty (30) days after the non-breaching Party provides the breaching Party with written notice thereof. Such termination shall be immediately effective upon the non-breaching Party providing the breaching Party with further written notice of termination after the breaching Party failed to cure such breach within such 30-day cure period.

8.3 Termination for Bankruptcy. Either Party may immediately terminate this Agreement, upon giving written notice to the other Party, in the event that the other Party is declared bankrupt by a court of competent jurisdiction or is the subject of any reorganization (other than a corporate reorganization effected in the ordinary course of business and not arising out of any insolvency) or winding up, receivership or dissolution, bankruptcy or liquidation proceeding, or any proceeding or action similar to one or more of the above, which proceeding is not dismissed within one hundred and twenty (120) days. The failure of either Party to give notice of termination upon obtaining knowledge of any such event shall not be interpreted as a waiver of such Party’s rights under this Section 8.3, and such Party reserves the right to exercise any such rights at any time after the occurrence of any such event.

8.4 Termination for Mutual Agreement. The Parties may terminate this Agreement for any reason at any time by mutual agreement if set forth in writing and executed by authorized representatives of each Party.

8.5 Termination for Stoppage. Supplier shall have the right to terminate this Agreement with respect to one or more Product(s) after providing at least six (6) months’ prior written notice to Client if Supplier has determined, in its sole discretion, to cease manufacture and sale of such Product(s).

8.6 Termination for Quality Defect. When the defected products exceeds over 10% of the purchase value of that batch (hereinafter referred to as “Epidemic Defect”), upon written notification, Supplier shall provide detailed investigation report and corrective measure to Client in addition to prompt replacement of the defected products. In case Epidemic Defects occur more than three times during the term of this agreement, Client has the right to terminate the agreement immediately and ask for remedy and indemnification as permitted by laws/regulations.

8.7 Effects of Termination. It is understood that termination or expiration of this Agreement will not relieve a Party from any liability that, at the time of such termination or expiration, has already accrued to the other Party. For clarity, expiration or termination of this Agreement for any reason will not relieve Client’s obligation to purchase any Product ordered under any outstanding Purchase Orders. The provisions of Articles 1, 5, 6, 7, 8, 9 and 10 will survive the expiration or termination of this Agreement for any reason, subject to any time limitations stated therein. All other rights and obligations of the Parties will cease upon termination of this Agreement.

ARTICLE 9 CONFIDENTIALITY; PUBLICITY

9.1 Definitions. “Confidential Information” means any information furnished by one Party (the “Disclosing Party”) to the other Party (the “Receiving Party”) pursuant to, and related to the purpose of, this Agreement, whether written or oral, including without limitation any technical, scientific, trade, research, manufacturing, marketing, supplier, business, financial or other information.

9.2 Non-Disclosure and Non-Use. During the Term and for five (5) years thereafter (unless the Confidential Information constitutes a trade secret under Applicable Laws in which case, until such Confidential Information no longer constitutes a trade secret), the Receiving Party shall (a) keep confidential and not publish or otherwise disclose Confidential Information or use Confidential Information for any purpose other than as permitted under, or required to perform its obligations under, this Agreement; (b) protect the Confidential Information with the same degree of care as it normally uses to preserve and safeguard its own proprietary information of like nature, but not less than a reasonable degree of care; and (c) disclose Confidential Information only to its employees, advisors, agents and Affiliates who have undertaken an obligation of confidentiality substantially similar to that contained herein.

9.3 Exclusions. Confidential Information will not include information that the Receiving Party can establish by competent written proof (a) was already known to the Receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the Disclosing Party; (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party; (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the Receiving Party in breach of this Agreement; (d) was disclosed to the Receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the Disclosing Party not to disclose such information to others; or (e) was independently developed by the Receiving Party without the aid, use or application of the Confidential Information. In addition, disclosure of Confidential Information is not prohibited to the extent required to comply with applicable laws or regulations, or with a valid court or administrative order, provided that the Receiving Party (i) promptly notifies the Disclosing Party in writing of the existence, terms and circumstances of such required disclosure; (ii) consults with the Disclosing Party on the advisability of taking legally available steps to resist or narrow such disclosure; and (iii) takes all reasonable and lawful actions to obtain confidential treatment for such disclosure.

9.4 Return of Confidential Information. Upon the termination or expiration of this Agreement, at the written request of the Disclosing Party, the Receiving Party shall return to the Disclosing Party or destroy all originals, copies, and summaries of documents, materials, and other tangible manifestations of Confidential Information in the possession or control of the Receiving Party (including its employees, advisors, agents and Affiliates); provided, however, that one (1) copy of the Confidential Information may be retained by the Receiving Party for the sole purpose of monitoring its ongoing obligations hereunder.

ARTICLE 10 GENERAL PROVISIONS

10.1 Legal Compliance; Export Control. Each Party shall comply in all material respects with all laws, rules and regulations applicable to its conduct pursuant to this Agreement. Without limiting the foregoing, Client acknowledges that the Products are subject to export control laws and regulations. Client agrees to not, directly or indirectly, (a) sell, export, re-export, transfer, divert, or otherwise dispose of any Products, software, or technology (including products derived from or based on such technology) received from Supplier to any destination, entity, or person prohibited by the laws or regulations, or (b) use the Product for any use prohibited by any Applicable Laws, without obtaining prior authorization from the competent government authorities as required by those laws and regulations.

10.2 Force Majeure. Neither Party shall be held liable or responsible to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any provision of this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party including, without limitation, fire, floods, embargoes, war, acts of war (whether war is declared or not), insurrections, riots, terrorism, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other Party; provided, however, that the Party so affected shall use commercially reasonable efforts to avoid or remove such causes of nonperformance, and shall continue to perform hereunder with reasonable dispatch whenever such causes are removed; and provided, further, that in no event shall a Party be required to settle any labor dispute or disturbance. Either Party shall provide the other Party with prompt written notice of any delay or failure to perform that occurs by reason of force majeure. The Parties shall mutually seek a resolution of the delay or the failure to perform as noted above. The Parties shall use their respective reasonable efforts to prevent or mitigate the consequences of such events.

10.3 Assignment. This Agreement may not be assigned or otherwise transferred by either Party without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed; provided, however, that each of the Parties may, without such consent, assign this Agreement and its rights and obligations hereunder (a) in connection with the transfer or sale of all or substantially all of the portion of its business to which this Agreement relates; and (b) to its Affiliates. In the event of any assignment, (i) the assigning Party shall deliver written notice of the assignment to the other Party, (ii) the assignee shall agree to be bound to the obligations of the assigning Party, (iii) the assigning Party shall remain liable for the performance of all obligations under this Agreement as if the assignment did not occur, except in the case of a consolidation or merger where the assigning Party is not the surviving entity, and (iv) in the event the assignee fails to meet its performance obligations under the Agreement the assignee shall be subject to the terms and conditions for breach and termination under this Agreement.

10.4 Severability. If any term, covenant or condition of this Agreement or the application thereof to any Party or circumstance is, to any extent, held to be invalid or unenforceable, then the remainder of this Agreement, or the application of such term, covenant or condition to the Parties or circumstances other than those as to which it is held invalid or unenforceable, will not be affected thereby and each term, covenant or condition of this Agreement will be valid and enforced to the fullest extent permitted by law.

10.5 Notices. Any consent, notice or report required or permitted to be given or made under this Agreement by one of the Parties hereto to the other shall be in writing, delivered personally or by facsimile (and promptly confirmed by personal delivery or courier) or courier, postage prepaid (where applicable), addressed to such other Party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor and shall be effective upon receipt by the addressee.

To Supplier:

with a copy to:

To Client:

with a copy to:

10.6 Entire Agreement. The terms and provisions contained in the Agreement (including the Exhibits hereto) constitute the entire agreement between the Parties and supersede all previous communications, representations, agreements or understandings, either oral or written, between the Parties with respect to the subject matter hereof. No agreement or understanding varying or extending this Agreement will be binding upon either Party hereto, unless set forth in a writing which specifically refers to the Agreement signed by duly authorized officers or representatives of the respective Parties, and the provisions hereof not specifically amended thereby shall remain in full force and effect. No terms contained in any standard form purchase order, order acknowledgment, invoice, Product warranty literature or Product manuals, or similar standardized form shall be construed to amend or modify the terms of this Agreement and in the event of any conflict, the Agreement shall control, unless the Parties otherwise expressly agree in writing that specifically states an intent to amend the terms of this Agreement and identifies the terms of this Agreement to be so amended.

10.7 Waiver. Except as specifically provided for herein, the waiver from time-to-time by either Party of any of its rights or its failure to exercise any remedy will not operate or be construed as a continuing waiver of same or of any other of such Party’s rights or remedies provided in this Agreement. No waiver of any breach of a provision of this Agreement will be effective unless made in writing and signed by an authorized representative of the waiving Party. The delay or failure of either Party at any time to require performance of any provision of this Agreement shall in no manner affect such Party’s rights at a later time to enforce the same.

10.8 Independent Contractors. The relationship of Supplier and Client established by this Agreement is that of independent contractors. Nothing in this Agreement shall be construed to create a partnership, joint venture, agency or other fiduciary relationship between Client and Supplier. Neither Party shall have any right, power or authority to assume, create or incur any expense, liability or obligation, express or implied, on behalf of the other.

10.9 Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of England and Wales without regard to conflict of law principles. Any dispute, legal suit, action or proceeding arising out of or relating to this Agreement shall be subject to the exclusive jurisdiction of the state or federal courts located in England and Wales.

10.10 Headings. The headings contained in this Agreement are for reference purposes only and are no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

10.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

For Supplier	For Anbio Biotechnology Limited

Signature	Signature

Name & Title	Name & Title

Date	Date

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